                                                                   EXHIBIT 23.14


                         CONSENT OF KANE KESSLER, P.C.


We hereby consent to the references to Kane Kessler, P.C. in the tax opinion of Deloitte & Touche LLP filed as an exhibit to Amendment No. 3 of the Registration Statement on Form S-4 of Saratoga Resources, Inc., a Delaware corporation, Registration No. 333-78501.



KANE KESSLER, P.C.

/s/ Kane Kessler, P.C.

July 29, 1999